As filed with the Securities and Exchange Commission on May 21, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medline Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	33-1845288
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Lakes Drive

Northfield, Illinois 60093

Telephone: (847) 949-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James Boyle

Chief Executive Officer

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Telephone: (847) 949-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Jonathan R. Ozner Katharine L. Thompson Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, D.C. 20001 Telephone: (202) 636-5500	Alex Liberman Chief Legal Officer Medline Inc. 3 Lakes Drive Northfield, Illinois 60093 Telephone: (847) 949-5500	Jason M. Licht Patrick H. Shannon Cathy A. Birkeland Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 Telephone: (202) 637-2200

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-296044

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Medline Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-296044), which was declared effective by the Commission on May 21, 2026 (the “Prior Registration Statement”). The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 14,437,783 shares of the Registrant’s Class A common stock, which includes 1,883,189 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth in Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 22, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on May 20, 2026 (File No. 333-296044) and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP as to Medline Inc.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on May 20, 2026 (File No. 333-296044) and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 21st day of May, 2026.

MEDLINE INC.

By:	/s/ James M. Boyle
Name: James M. Boyle Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of May, 2026.

Signature	Title

/s/ James M. Boyle	Chief Executive Officer and Director
James M. Boyle	(principal executive officer)

*	Chair of the Board of Directors
Charles N. Mills

*	Director
Joseph P. Baratta

*	Director
Jacob D. Best

*	Director
Todd M. Bluedorn

*	Director
Richard A. Galanti

*	Director
Patrick J. Healy

*	Director
Andrew J. Mills

*	Director
Robert R. Schmidt

*	Director
Anushka M. Sunder

*	Director
Thomas W. Sweet

*	Director
Stephen H. Wise

*	Chief Financial Officer
Michael B. Drazin	(principal financial officer)

*	Chief Accounting Officer
Jessi L. Corcoran	(principal accounting officer)

* By:	/s/ James M. Boyle
Name: James M. Boyle
Title: Attorney-in-fact